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                                                                      EXHIBIT 11

                      INVESTORSBANCORP, INC. AND SUBSIDIARY
               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                                   (UNAUDITED)

A reconciliation of the income and shares used in computing the basic and diluted earnings per share is as follows:


                                                                    FOR THREE MONTHS ENDED                 FOR SIX MONTHS ENDED
                                                                           JUNE 30,                              JUNE 30,
                                                                           --------                              --------
                                                                    2001               2000               2001               2000
                                                                    ----               ----               ----               ----
Net income                                                        $470,928          $  177,957          $731,065          $  353,820
                                                                  ========          ==========          ========          ==========

Determination of shares:

Weighted average common shares
  outstanding (basic)                                              972,081           1,050,000           989,225           1,050,000

Assumed conversion of stock options                                    615                  --               447                  --
                                                                  --------          ----------          --------          ----------

Weighted average common shares
  outstanding (diluted)                                            972,696           1,050,000           989,672           1,050,000
                                                                  ========          ==========          ========          ==========

Basic earnings per common share                                   $   0.48          $     0.17          $   0.74          $     0.34
                                                                  ========          ==========          ========          ==========

Diluted earnings per common share                                 $   0.48          $     0.17          $   0.74          $     0.34
                                                                  ========          ==========          ========          ==========






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